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                                                                       EXHIBIT 5
                              HOLLAND & KNIGHT LLP
                       400 North Ashley Drive, Suite 2300
                         P.O. Box 1288 (ZIP 33601-1288)
                           Tampa, Florida 33602-4300

                                  813-227-8500
                                FAX 813-229-0134
                              http://www.hklaw.com


                                 March 18, 1998




Romac International, Inc.
120 West Hyde Park Place
Suite 150
Tampa, Florida  33606



     Re:  Registration Statement on Form S-4

Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-4, filed by Romac International, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 16,415,664 shares (the "Common Stock") of the authorized common stock, par value $.01 per share, of the Company being offered to the stockholders of Source Services Corporation ("Source"), pursuant to a Merger Agreement, dated as of February 1, 1998, as amended February 11, 1998 (the "Merger Agreement") between the Company and Source.

     In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

     Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if issued in accordance with the Merger Agreement, duly authorized, legally issued, and fully paid and non-assessable.
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Romac International, Inc.
March 18, 1998
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     We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement, and to the references to this firm under the captions "Summary-Federal Income Tax Consequences," "Proposal 1 - The Merger-Certain Federal Income Tax Consequences," "The Merger Agreement-Certain Conditions," and "Legal Matters" contained in the prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,


                                             Holland & Knight LLP